Exhibit 10.2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

(THE HARVEST GROUP, LLC)

This Third Amendment to Purchase and Sale Agreement is entered into and effective the 18th day of February, 2008, and is by and among Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Carolyn Monica Greer, and Willie Willard Powell (collectively, “Seller”), The Harvest Group, LLC (“Company”), and Saratoga Resources, Inc. (“Saratoga”).

WHEREAS, Seller, Company, and Saratoga are parties to that certain Purchase and Sale Agreement dated October 24, 2007 (as previously amended, the “PSA”); and

WHEREAS, the parties desire to further amend the PSA.

NOW THEREFORE, the parties hereby agree as follows:

1.

Unless otherwise indicated or defined herein, capitalized terms not defined herein shall have the meanings attributed to them in the PSA.

2.

The PSA is hereby amended in all relevant places so that all milestones and deadlines contemplated thereby are amended consistent with the attached closing calendar.

3.

The Closing shall occur on or before February 29, 2008.  If, however, Buyer can demonstrate by February 29, 2008 that it has secured the financing to fund the purchase price, then Buyer shall have the right to extend the Closing Date until March 7, 2008.

4.

From the Closing Date through the one year anniversary thereof, Buyer shall cause the Company to operate the Company Properties as a reasonable and prudent operator in order to maintain all Leases.  Without limiting the generality of the foregoing, if a Lease is not producing in paying quantities, Buyer shall cause the Company to initiate operations sufficient to maintain such Lease for such one year period; provided, however, that nothing herein shall present Buyer or Company from abandoning any Lease during such one year period based upon its business judgment. Buyer shall not be entitled to assert or recover from or against Seller, and Seller shall not have any obligation to indemnify, defend or hold harmless Buyer, from or against any Damages incurred by Buyer, directly or indirectly, by reason of or resulting from the termination of any Lease due to Buyer’s failure to comply with or perform any of its obligations under this Paragraph 4.

5.

In connection with the foregoing, and only in connection with the foregoing, the PSA is hereby amended, but in all other respects all of the terms and conditions of the PSA remain unaffected.

6.

This Third Amendment to Purchase and Sale Agreement may be executed in several counterparts, and if fully executed shall constitute the agreement, binding upon all the parties hereto, notwithstanding all the parties are not signatories to the original and same counterparts.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Purchase and Sale Agreement effective as of the date hereinabove set forth.

SARATOGA RESOURCES, INC.

By: /s/ Thomas F. Cooke

Name: Thomas F. Cooke

Title:   Chief Executive Officer

THE HARVEST GROUP, LLC

By: /s/ Barry R. Salsbury

Name: Barry R. Salsbury

Title:   President

/s/ Barry Ray Salsbury

BARRY RAY SALSBURY

/s/ Brian Carl Albrecht

BRIAN CARL ALBRECHT

/s/ Shell Sibley

SHELL SIBLEY

/s/ Carolyn Monica Greer

CAROLYN MONICA GREER

/s/ Willie Willard Powell

WILLIE WILLARD POWELL

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